                                                                   Exhibit 10.19

                      DEVELOPMENT AND MARKETING AGREEMENT


          THIS DEVELOPMENT AND MARKETING AGREEMENT ("Agreement") is made and entered into as of July 25, 1997 (the "Effective Date") by and between ENACT Health Management Systems ("ENACT"), a California corporation with a principal place of business at 1975 West El Camino Real, Suite 306, Mountain View, California 94040, and LifeScan, Inc. ("LifeScan"), a California corporation with a principal place of business at 1000 Gibraltar Drive, Milpitas, California 95035-6312.


                                    RECITALS
                                    --------

     LifeScan and ENACT intend to cooperate to develop and expand the market for diabetes care by employing innovative new approaches to remote patient monitoring, reporting, and disease management. The parties intend in particular, to improve the lives of persons with diabetes, to increase LifeScan's market share and to promote adoption of ENACT's health reporting system.

     ENACT has developed products and information services for the management of chronic medical conditions; ENACT has developed an electronic reporting methodology currently embodied in a device referred to as "Reporter", and on line health reporting system ("Care Central") that allows individuals with diabetes systems to transmit monitored data over phone lines or other electronic networks to a centralized database/records repository; authorized persons are able to access the repository to receive health status information via fax, electronic network, or mail;

     LifeScan desires to develop, market and distribute various products and services based on Reporter and Care Central throughout the world to health care providers and patients involved in managing diabetes, and is willing to make certain purchase and other commitments to ENACT. In consideration of the foregoing, the parties agree as follows:

     1.  Definitions.

          1.1 "Affiliate" means any person that is directly or indirectly controlled by, under common control with or that controls the person with which it is affiliated. For purposes of this definition, control will be deemed to exist where (a) a person has the ability to elect a majority of the directors, trustees (or other managers) of such other person; (b) a person is a general partner of such other person; or (c) a person directly or indirectly holds (or has power to vote) more than forty percent (40%) of the voting equity interests of such other person.

          1.2 "Care Central" means ENACT's electronic records repository, database, and communications center(s) used for the receipt, storage, and electronic delivery of monitored End User medical data including data from LifeScan Diabetes Systems, as further described in Exhibit G. "Care Central" is
                                                   ---------
a service mark of ENACT.

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          1.3  "Care Central Services" means the services offered by ENACT hereunder to receive, store, and report data and derivations thereof for applications in diabetes management utilizing the Reporter and ENACT's Care Central as described in Exhibit D.
                        ---------

          1.4 "Diabetes System" means any device that measures and stores blood glucose and/or other diagnostic readings and measurements (all of which are directly related to diabetes monitoring) and that is capable of downloading such measurements to another device or system.

          1.5 "ENACT Interface" means the circuit design, software protocols, and other technical information and devices, used to connect remote LifeScan medical monitors to Care Central, whether embodied in a separate device such as a Reporter or embedded in a medical device.

          1.6 "End User" means the individual person whose Diabetes System is connected by a Reporter to Care Central.

          1.7 "End User Enrollment" or in the past tense "Enrolled" means the establishment in Care Central of a data record for an End User for one year, or for a period mutually agreed upon by ENACT and LifeScan for specific programs, for the purpose of providing Care Central Services for a fee.

          1.8 "End User Record" means the diabetes related data measurements and other collected information for a single End User that are stored in Care Central and associated with that End User.

          1.9  "Exclusive Period" shall have the meaning set forth in
Section 3.1.

          1.10 "Intellectual Property Rights" means (i) all United States and foreign letters patent and applications for letters patent, industrial models, industrial designs, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed ("Patent Rights"); (ii) all trade secret rights arising under the laws of any jurisdiction; (iii) all United States and foreign semiconductor mask work rights and registrations for such rights; and (iv) all copyright rights and all other literary property and author rights, whether or not copyrightable, and all copyrights and copyrighted interests, including any renewals thereof but will not include any rights in any trademarks, trade names, service marks, logos and the goodwill associated therewith.

          1.11 "Products and Services" means Reporters and Care Central
Services.

          1.12 "Product Warranty" means the warranty for Reporters and Care Central Services described in Section 15 of this Agreement.

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                                       2

          1.13 "Reporter" (or "Product") means the device developed by ENACT that interfaces a LifeScan Diabetes System to a telephone line or electronic network and transmits data to the Care Central database. "Reporter" includes the initial Reporter as specified in Exhibit C and functional equivalents
                                     ---------
thereof developed by ENACT.

          1.14 "Territory" means the United States, Canada and such additional countries of the world as the parties agree to include pursuant to the provisions of Section 3.5.

     2.  Pre-Commercial Activities; Pilot Programs; Payments

         2.1  LifeScan's Pre-Commercial Responsibilities.  In order to rapidly
              ------------------------------------------
and appropriately identify market opportunities and to effectively prepare Products and Services for use with LifeScan Diabetes Systems, prior to [*] (other than the actions provided for in Section 2.1.6), LifeScan will:

              2.1.1 identify market segments and applications for Products and Services,

              2.1.2  conduct market research and pricing analyses,

              2.1.3  [*],

              2.1.4  perform market pilot studies as appropriate,

              2.1.5 prepare marketing programs and undertake commercial launches of such Products and Services determined to be commercially viable by LifeScan in its sole and absolute discretion, and

              2.1.6  [*].

     LifeScan will regularly advise ENACT of the status and timing of its actions hereunder.

         2.2  ENACT's Pre-Commercial Responsibilities.  Prior to LifeScan's
              ----------------------------------------
commercial sales of Products and Services, and until [*], ENACT will support LifeScan's activities in Section 2.1. Specifically ENACT will:

              2.2.1  [*].

              2.2.2 Manufacture [*] pilot-production Reporter units, including procuring materials and building product tooling, test and quality fixturing as required.

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

              2.2.3 Develop ENACT's Care Central Services for LifeScan's identified markets, including making reasonable additions and/or modifications to reports, delivery methods, enrollment forms, and other materials required to support the commercial programs.

              2.2.4  [*].

         2.3  Milestone Payments to ENACT.  In consideration of ENACT's Pre-
              ----------------------------
Commercial efforts in Section 2.2, and in consideration of LifeScan's Exclusive Interface Rights under this Agreement, LifeScan agrees to pay ENACT One Million Eight Hundred Thousand dollars ($1,800,000.00) in milestone payments, subject to the satisfaction of the conditions set forth in each such milestone provision below, as follows:

              2.3.1 Five Hundred Thousand Dollars ($500,000) for certain of ENACT's development efforts through the date of this Agreement, which has been paid, coincident with an order for 2,800 pilot production Reporter units.

              2.3.2 Five Hundred Thousand Dollars ($500,000) within ten (10) days after signing of this Agreement by both parties in consideration of the development efforts through the date of this Agreement and for 2,800 pilot production units;

              2.3.3 Eight Hundred Thousand Dollars ($800,000) for providing the Care Central Services described in Section 2.2.4 at any time after completion of the trials described in Section 2.2.4, but in any event prior to January 20, 1998 unless such trials shall not have been completed as of such date due to material non-performance or breach on the part of ENACT.

     3.  Exclusivity, New Products, Distribution Rights.

         3.1  Exclusive Interface Rights; Rights of LifeScan to Contract with
              ---------------------------------------------------------------
Others.  In recognition of the efforts and funding provided by LifeScan
------
hereunder, ENACT hereby grants to LifeScan, and LifeScan hereby accepts, (i) the exclusive right during the Exclusive Period, as defined below, to market and distribute Products and Services for use with Diabetes Systems in the Territory; and (ii) Exclusive Interface Rights during the Exclusive Period for Diabetes Systems within the Territory. "Exclusive Interface Rights" means that ENACT shall not offer or provide or agree to offer or provide an ENACT Interface (or any similar device) for Diabetes Systems manufactured by or for any other entity. LifeScan shall have the right to sell products and/or services that are competitive with the Products and Services but during the Exclusive Period LifeScan shall (i) not itself transfer or solicit End Users to transfer from the Products and Services to competitive products and services, except upon the request of such End Users, and (ii) notify ENACT in writing if it intends to sell competitive products and services. "Exclusive Period" shall mean the period commencing on the Effective Date and continuing for each subsequent full calendar year during the term of this Agreement if LifeScan has met the minimum End User Enrollments specified under "Exclusive Minimums" on Exhibit E for the
                                                             ---------
prior calendar year. During any calendar year ENACT may request that LifeScan advise it as to whether LifeScan

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

expects to meet such minimums for such calendar year, and LifeScan will so advise ENACT in writing. Upon any written notice from LifeScan advising ENACT that it will not meet such minimum End User Enrollments, ENACT shall have the sole option to terminate the Exclusive Period. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall restrict LifeScan's absolute freedom to operate in the general field of telemedicine, with or without partners and whether or not such operation is competitive with the sale of Products and Services. For the avoidance of doubt, such freedom is explicitly unaffected by whether or not LifeScan has met the Exclusive Minimums for the prior calendar year.

         3.2  Compatibility with New LifeScan Products.
              ----------------------------------------

              3.2.1 ENACT agrees that during the term of this Agreement, LifeScan shall be entitled to receive any Products and Services modified for those new models of LifeScan Diabetes Systems that have data ports. Such right shall be exclusive during the period of LifeScan's exclusivity under Section 3.1 for the functionality provided by the Products and Services and nonexclusive if LifeScan's rights are nonexclusive hereunder.

              3.2.2  [*].

         3.3 [*]. If the parties mutually determine to proceed with such a project, the parties will attempt to negotiate a separate agreement based on additional commercial development, licensing, purchasing, exclusivity and other terms mutually acceptable to the parties.

         3.4  Additional Products and Services.  From time to time ENACT or
              --------------------------------
LifeScan may identify additional products or services not contemplated by this Agreement, but applicable to the diabetes market described herein. If both parties are interested in offering such products and services, they shall work cooperatively to include such products or services under this Agreement, with such changes to the Agreement as may be appropriate.

         3.5  Additional Territory - Right of First Offer. If during the
              -------------------------------------------
Exclusive Period, either party intends to commence offering either the Products and Services or other products and services competitive therewith in any country or countries outside the Territory, whether with a third party or not, such party (the "Offering Party") shall first notify the other (the "Other Party") in writing of such intention and provide necessary information on the proposed country, product offering and intended terms and milestones on a confidential basis. The Offering Party will grant the Other Party sixty (60) days from the date of the Other Party's receipt of such notice to negotiate a project development agreement with respect to such country or countries (the "Negotiation Period") and such discussions will include the right of LifeScan to permit distribution in such other territories by [*]. If the parties are unable to agree on a
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

project development agreement by the end of the Negotiation Period, then the Offering Party and the Other Party shall be free to negotiate an agreement with respect to such countries with any third party on terms and conditions not more favorable, in the aggregate, to the third party than those last offered by the party which is intending to enter into such agreement with the third party. In the event the parties fail to reach an agreement on any country and such an agreement is to be entered into by the Offering Party with a third party, the Offering Party shall send the Other Party a certificate signed by its President or Chief Executive Officer certifying that the terms of this Section have been complied with. The rights provided herein shall remain in effect during the Exclusive Period and shall terminate upon the termination of the Exclusivity Period.

         3.6  Option on Non-Invasive Diabetes Systems.  If, during the Exclusive
              ---------------------------------------
Period, a third party decides to market a non-invasive Diabetes System that has received regulatory clearance, and such third party wishes to negotiate with ENACT regarding the use of products and services similar in function to the Products and Services in connection therewith, ENACT will so notify LifeScan in writing. If LifeScan intends to market a non-invasive Diabetes System and reasonably believes that it can bring such product to market in conjunction with ENACT products and services similar to the Products and Services within 12 months from LifeScan's receipt of such notification from ENACT, then LifeScan shall have 60 days to so notify ENACT and enter into a suitable addendum to this Agreement with ENACT. Such addendum would address product and service specifications and delivery schedules, and other such matters as the parties mutually deem appropriate. If LifeScan and ENACT agree on such an Addendum, then LifeScan shall maintain exclusivity for invasive and non-invasive Diabetes Systems, as provided in Section 3.1. If LifeScan elects not to, or does not, meet the terms hereof then LifeScan's exclusivity under Section 3.1 shall not apply to non-invasive Diabetes Systems. During the time that LifeScan maintains such exclusivity, ENACT shall not enter into any agreement or understanding with other developers, manufacturers, sellers or re-sellers of non-invasive Diabetes Systems regarding the sale of its products or services for use with such systems.

     4.  LifeScan's Commercial Marketing Activities.
         ------------------------------------------

         4.1  Marketing and Distribution Rights.  Subject to the terms and
              ---------------------------------
conditions of this Agreement, ENACT hereby grants to LifeScan, and LifeScan hereby accepts, the exclusive right to market and distribute Products and Services for Diabetes Systems within the Territory. LifeScan will have exclusive responsibility, except as described in the next sentence and in
Section 4.5, to accept orders for Products and Services from customers, and to perform physical distribution thereof as required. ENACT will also have the right to promote Products and Services, but will direct customers to LifeScan for purchase and fulfillment. LifeScan and ENACT agree to cooperate and bear their own costs in joint marketing efforts, and if the parties mutually determine that it is preferable for orders to be placed directly with ENACT, ENACT would agree to accept such orders. LifeScan may distribute through a sub-distributor only with ENACT's prior written consent, which shall not be unreasonably withheld, provided such sub-distributor acknowledges and agrees to the territorial restrictions herein and the obligations set forth in Sections 4.9, 4.10 and 4.12 of this Agreement.

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

         4.2  Market Plan.  LifeScan shall be primarily responsible with input
              -----------
from ENACT for developing and revising a marketing plan for the Products and Services in the Territory in conjunction with LifeScan's Diabetes Systems. LifeScan shall develop the initial marketing plan within [*] of this Agreement and shall consult with ENACT in the course of such preparation. LifeScan will prepare an annual update to the marketing plan including forecasts, resources, market analysis, and major marketing programs, by [*], and provide copies thereof to ENACT. In preparing the marketing plan and updates, LifeScan will seek ENACT's input and share drafts with ENACT to the extent considered appropriate by LifeScan.

         4.3  LifeScan's General Duties.  LifeScan shall:
              -------------------------

              4.3.1 Introduce, promote, solicit and otherwise encourage the use of the Products and Services by pharmacies, health plans, managed care organizations, third party payers, physicians, and individual End Users and others, where economically feasible.

              4.3.2 Accept such orders and enroll such End Users in the Territory,

              4.3.3 Devote as much time, attention and skill as may in LifeScan's judgment be commercially reasonable to properly conduct such activities,

              4.3.4 Cooperate with ENACT as practicable in implementing sales programs, policies, training, instructions, and response to requests that best represent the Products and Services and their benefits, and

              4.3.5 Bear the entire cost and expense of conducting all of LifeScan's activities under this Agreement.

         4.4  Marketing Materials.  LifeScan will develop with cooperation from
              -------------------
ENACT the marketing materials necessary to ensure awareness of the Reporter and Care Central Services among customers. LifeScan agrees to allow ENACT to review such materials prior to finalization.

         4.5  End User Enrollments.  It generally shall be the responsibility of
              --------------------
LifeScan to register End Users and to maintain (or renew as appropriate) their Enrollments. If the parties mutually determine that it is desirable for ENACT to enroll End Users, then in such event ENACT shall charge LifeScan an enrollment fee appropriate to the application fee as agreed by the parties. ENACT and LifeScan will cooperate to develop procedures and forms for End User Enrollment and renewal as appropriate.

         4.6  End User Enrollments - Quantities.  The annual minimum number of
              ---------------------------------
End User Enrollments by LifeScan for the Care Central Services are listed in Exhibit E.
---------

          The number of enrollments shall be determined by the number of End Users Enrolled into Care Central on the last day of each calendar year. Should LifeScan fail to achieve the annual

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

minimum Enrollments as set forth in Exhibit E in any calendar year and provided
                                    ----------
LifeScan has performed its obligations hereunder in all material respects, then LifeScan shall not be in default of this Agreement. However, effective at the end of the calendar year in which such failure occurs, LifeScan's exclusive rights under Section 3.1 above shall become nonexclusive. Any shortfalls by LifeScan that are due to ENACT's failure to deliver against LifeScan's accepted purchase orders, or due to ENACT's failure to provide sufficient capacity for the enrollment of End Users in a timely manner, shall be credited toward LifeScan's minimum annual number of End User Enrollments.

         4.7  Commercial Launch.  LifeScan intends to [*], provided ENACT meets
              -----------------
its responsibilities set forth in Sections 2.2 and 5.

         4.8  Steering Committee.  The parties shall establish a Steering
              ------------------
Committee which will meet monthly for first twelve months of the term of this Agreement and quarterly (or as otherwise agreed) thereafter. The Steering Committee will be comprised of two persons from each party and will be responsible for communication and oversight of all aspects of the Agreement and development of business between the parties, including customer feedback and the marketing strategies and efforts of both parties, including listings of customers signed-up directly by ENACT.

         4.9  No Representations and Warranties Regarding Products.  LifeScan
              ----------------------------------------------------
shall not make any representations, warranties, claims or other descriptions with respect to the Products and Services except as set forth in ENACT's most current written specifications therefor and Product Warranty as published by ENACT for the applicable Products and Services and as may be modified from time to time by ENACT after written notification to LifeScan.

         4.10  Compliance with Law.  In marketing the Products and Services,
               -------------------
each party shall comply with all applicable laws and regulations.

         4.11  Independent Pricing.  Nothing in this Agreement shall be
               -------------------
construed as restricting in any way LifeScan's discretion in setting the prices at which it resells Products and Services.

         4.12  LifeScan Customer Support.  LifeScan agrees to provide first line
               -------------------------
direct customer support to assist health care providers, End Users and others to understand and use the Products and Services, and to respond to customer problems. ENACT shall provide "second-line" support to LifeScan as provided in
Section 5.4 ("ENACT Customer Support").

     5.  ENACT's Responsibilities.
         ------------------------

         5.1  Reporter Production and Supply.   ENACT shall use reasonable
              ------------------------------
commercial efforts to develop and produce Products and Services as specified in Exhibits C and D in sufficient quantities to meet demand as forecasted by
----------------
LifeScan. ENACT retains the right to manufacture the Reporter at its own facilities or to subcontract its manufacturing obligations to a third party,

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

provided that all manufacturing, testing and inspection requirements contained in this Agreement shall apply to such third party provided that ENACT shall remain liable for all manufacturing obligations so subcontracted.

         5.2  Care Central Services.  ENACT shall provide various Care Central
              ---------------------
Services as listed in Exhibit D and as priced in Exhibit A for Enrolled End
                      ---------                  ---------
Users using a Reporter.  Any additional services not listed on Exhibit D may be
                                                               ---------
added to this Agreement upon mutual agreement of the parties, in which case Exhibit D shall be amended, modified or supplemented in writing.
---------

         5.3  Additions and Modifications.  In order to enhance the use of the
              ---------------------------
Products and Services and the potential market for LifeScan's related products, ENACT agrees to make reasonable modifications and additions to the Care Central Services from time to time as recommended by LifeScan. ENACT shall also have the right to modify Services from time to time, so long as ENACT notifies LifeScan of such changes and assures that the function of the Services is retained. The Steering Committee will be responsible for determining and implementing a change control process to meet the needs of each party.

         5.4  ENACT Customer Support. ENACT agrees to provide Product support to
              ----------------------
LifeScan personnel from 8:00 a.m. Eastern Time to 6:00 p.m. Pacific Time, and will make customer service personnel available by pager 24 hours per day for special circumstances. Such assistance shall normally be provided to LifeScan personnel or to customers directly enrolled by ENACT (provided such direct calls do not exceed a mutually agreed amount). However, the parties agree to develop an escalation process for ENACT personnel to address questions or problems by telephone directly with End Users that cannot be handled by LifeScan. ENACT support shall not include providing medical advice of any kind.

         5.5  Training.  Upon one month's advance request, ENACT will provide
              --------
training at LifeScan's facilities in Milpitas, CA for designated LifeScan personnel on the use of the Reporter and Care Central Services. [*].

         5.6  End User Record/Maintenance/[*].
              ----------------------------------

              5.6.1 ENACT shall maintain for each enrolled End User a record of End User information, transmitted readings, and other information as needed to deliver the Care Central Services provided. Said information shall reside in ENACT's Care Central database and the parties shall have the same rights of access to and use of such information, subject to the provisions of Section
5.6.2. ENACT will maintain said information in electronic format for the longer of three years from receipt of last entry or as otherwise required by applicable laws.

              5.6.2  [*]. Absent a specific

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request by LifeScan, ENACT will provide a reasonable format [*].

              5.6.3  [*].

         5.7  Expenses.  ENACT shall bear the entire cost and expense of
              --------
conducting all of ENACT's activities under this Agreement, other than for payments from LifeScan explicitly provided for herein.

   6.  Equity Purchase in ENACT.  Concurrent with the execution of this
       ------------------------
Agreement, Johnson & Johnson Development Corporation shall enter into an agreement for the purchase of three million dollars ($3,000,000) of ENACT preferred stock in the form of the Series D Preferred Stock Purchase Agreement attached as Exhibit F.
            ---------

   7.  Purchase Orders and Forecasts.

         7.1  Purchase Orders.  LifeScan shall have no obligation hereunder to
              ---------------
purchase Product from ENACT, except as expressly set forth in official purchase orders executed on behalf of LifeScan by authorized representatives of LifeScan, and accepted by ENACT. Except for the Initial Purchase Order, LifeScan shall not be required to purchase any minimum quantities, or be held responsible for any restocking fees, or bill backs for not ordering any estimated purchase volume. Purchase Order(s) will contain the Product description, quantity, pricing and required delivery dates. ENACT shall within ten (10) days following receipt, notify LifeScan of its acceptance or rejection of each such Purchase Order. Once accepted by ENACT the requirements specified in such Purchase Orders will be firm subject to the variations provided in Section 7.2 below. LifeScan will issue its Purchase Orders for Products based upon their forecasted usage. LifeScan will issue subsequent Purchase Orders or Change Orders monthly to continue a rolling [*] product purchase commitment. No terms and conditions in purchase orders or any other order documents shall be binding on the parties except model numbers, quantities, requested delivery dates and destinations, and prices, all of which shall be consistent with this Agreement.

         7.2  Purchase Order Variations and Raw Materials Inventory.  From and
              -----------------------------------------------------
after the time that LifeScan places purchase orders for more than 10,000 units per month and so long as orders continue at such rate, LifeScan may vary its purchase order quantities and schedules for any specific month from LifeScan's previous purchase order quantities for such month as follows:

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

-----------------------------------------------------------------------------------------
                         Allowable        Allowable         Allowable           Maximum
 Month Prior to           Quantity         Quantity          Quantity          Reschedule
Date of Delivery         Increases        Cancelable       Reschedulable         Period
-----------------------------------------------------------------------------------------
[*]                         [*]               [*]               [*]             [*]
[*]                         [*]               [*]               [*]             [*]
-----------------------------------------------------------------------------------------

There will be no cancellation charge for orders canceled within the allowable time frames and quantities set forth above. Any purchase order quantities rescheduled pursuant to this Section 7.2 may not subsequently be canceled or rescheduled by LifeScan without the prior written approval of ENACT. ENACT shall notify the LifeScan buyer by telephone immediately upon knowledge that any order quantity exceeds ENACT's capacity constraints and shall within one (1) week confirm this notification in writing by fax or by letter with the identity of the limiting factor(s) preventing ENACT from fulfilling the LifeScan order.

     Once LifeScan places purchase orders for more than 10,000 units per month and so long as orders continue at such rate, to assure a continuing source of supply of Products and to support the flexibility requirements specified above, ENACT shall during the term of this Agreement purchase, and retain certain mutually agreed upon raw materials in inventory at its manufacturing location. The quantities maintained in such inventory shall be modified from time to time, but no more often than quarterly, based upon LifeScan's actual and forecasted usage. Products maintained in such inventory are to be used solely for fulfilling LifeScan Purchase Orders and are to be continuously cycled to LifeScan on a First-In, First-Out basis. Title to all such inventory shall remain in ENACT until such time it is shipped to LifeScan. Annually LifeScan will negotiate and reimburse ENACT for reasonable carrying costs associated with maintaining such raw materials in inventory. At the expiration of this Agreement or during the notice period of any termination for convenience issued hereunder, ENACT is to attempt to deplete this inventory. Nevertheless LifeScan shall be responsible for purchasing any such LifeScan authorized raw materials inventory at the prices specified in Exhibit A at the expiration or earlier termination of
                           ---------
this Agreement. LifeScan will not be responsible for any such inventories in the event LifeScan terminates this Agreement pursuant to Sections 14.2.2 or 14.2.3.

         7.3  Delivery Dates.  [*] its customer orders; therefore, ENACT shall
              --------------
notify LifeScan of any delay as soon as ENACT is aware of same and shall use its best efforts to minimize such delay by working reasonable overtime at its own expense. If ENACT fails to meet LifeScan's delivery schedule on all or any part of any Purchase Order, then LifeScan may terminate the applicable portion of the Purchase Order. With respect to the portion of any such Purchase Order not terminated, if any, the unit price will not change and ENACT will otherwise continue performance under this Agreement.

         7.4  Initial Purchase Order.  LifeScan's initial firm Purchase Order
              ----------------------
specifying quantities and delivery dates will be issued within 45 days after the Effective Date.

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                                                               CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         7.5  Long Term Forecasts.  LifeScan shall each month provide ENACT with
              -------------------
a non-binding forecast of the anticipated quantity of Product and Services to be contracted with Supplier over the next twelve (12) month period. Thereafter, each month during the term of this Agreement, LifeScan will use reasonable efforts to provide ENACT a rolling twelve (12) month forecast of its usage of Products and Services. Such forecast shall specify LifeScan's reasonable estimates of the anticipated quantity of Products and Services required weekly during the first three (3) months and monthly during the remaining nine (9) months.

         7.6  Services Forecast.  At the same time as it places its first
              -----------------
commercial order, LifeScan shall provide to ENACT a non-binding forecast of Enrolled End Users anticipated for the following twelve (12) month period.
After the first commercial shipments as described in Section 2.1.6, LifeScan shall provide ENACT a monthly non-binding rolling forecast of Enrolled End Users covering a twelve (12) month period.

     8.  Pricing, Invoicing, Payment.
         ---------------------------

         8.1  Products and Services.  LifeScan shall pay ENACT for each End User
              ----------------------
Enrollment and each Reporter unit shipped to LifeScan or its designees at prices to be mutually agreed from time to time in writing, but in no event less than the minimum prices set forth in Exhibit A for the items listed therein. LifeScan
                                ---------
shall be invoiced for the service fee for one annual Enrollment upon activation of an End User in Care Central and for each Reporter shipped at the time of shipping. A separate invoice is required for each payment made hereunder. Invoices must match the applicable Purchase Order and will be rendered no more often than semimonthly. Product will be shipped FOB ENACT's facilities in Northern California.

         8.2  Renewals.  ENACT will notify LifeScan of upcoming expirations by
              ---------
submitting its invoice(s) for renewals approximately sixty (60) days prior to the then applicable expiration date(s). ENACT will handle renewals for customers that had originally enrolled directly with ENACT.

         8.3  Payment Terms.  Payment terms are net 30 days after receipt of
              --------------
invoice.

         8.4  Other.  The provisions of this Section 8 shall not apply to the
              ------
payments described in Section 2.4 for Pre-Commercial activities.

     9.  Taxes.  LifeScan shall pay all taxes, duties, or other amounts, however
         -----
designated, which are levied or based upon payments made by LifeScan to ENACT for Products or Services provided by ENACT, provided that LifeScan shall not be liable for taxes based upon ENACT's income or net income. If LifeScan provides a reseller certificate to ENACT verifying that sales taxes are not due upon a sale to LifeScan, ENACT shall not invoice LifeScan for such taxes, however LifeScan shall indemnify ENACT for any taxes, including penalties and interest, which are assessed against ENACT therefor if such reseller certificate is inaccurate and such inaccuracy is the primary cause for the assessment of such penalties and interest.

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                                                               CONFIDENTIAL

   10.  Manufacturing; Quality Assurance Testing; Acceptance.
        ----------------------------------------------------

         10.1  Quality Assurance.  Prior to the shipment of any Reporter for
               ------------------
resale by LifeScan, and prior to the initiation of Care Central Services, ENACT and LifeScan shall jointly develop test procedures ("QA Test") for the Reporter and Care Central Services to ensure compliance with the applicable Specifications. All Reporters shipped to LifeScan by ENACT shall be accompanied by a certification from ENACT that each such Reporter has passed the applicable QA Test. Notwithstanding the fact that the Products and Services have successfully passed the QA test they will continue to be subject to the warranty obligations in Section 15 and the inspection and remedy provisions of
Section 10.2 At LifeScan's request, ENACT shall provide copies of ENACT's documentation of QA Tests on any shipped Reporters, and on Care Central Services.

         10.2  Inspections.  Acceptance testing, when deemed applicable by
               ------------
LifeScan, shall be performed by LifeScan in accordance with LifeScan's Quality Acceptance Procedures within fourteen (14) calendar days after receipt of the Products. Any discrepancies found during such test period shall be noted in reasonable detail and if found non-conforming, LifeScan may at its option return the Products to ENACT freight collect after obtaining a return material authorization number from ENACT and including such number on the return shipping label. ENACT shall bear the risk of loss for rejected Reporters, beginning at such time as they are taken at LifeScan's premises for return delivery. ENACT shall immediately review the cause of rejection and upon confirmation take corrective action to eliminate reoccurrence of the non-conformance. ENACT shall repair or replace any such non-conforming Products and prepay the freight. Otherwise, after the fourteen (14) day testing period referenced above, the Products will be considered accepted by LifeScan. Failure to inspect or reject one shipment shall not constitute a waiver of LifeScan's rights with respect to any other. "Non-conforming goods" means that the Reporters (a) fail to conform to the specifications provided in Exhibit C hereto (as amended by the parties in
                                  ---------
writing from time to time), (b) are not the model ordered or differ from the quantity ordered, (c) fail to pass the QA Test and/or (d) are damaged or reasonably appear to be damaged, except that ENACT shall not be held responsible for shipping damage given that Products are to be shipped FOB ENACT, unless damage results from inadequate packaging. LifeScan shall obtain a return material authorization number from ENACT, which number shall be provided to LifeScan within twenty-four (24) hours of LifeScan's request (if ENACT accepts the RMA), before returning Reporters and shall include such number on the shipping label therefor. This Section 10.2 sets forth LifeScan's sole and exclusive remedy for rejected Reporters. To the extent rejected Reporters are examined by ENACT and found to meet the Specifications, LifeScan shall pay all freight, evaluation, and reshipping charges, and the RMA shall be rescinded.

         10.3  Regulatory Standards & On Site Inspections:  During the term of
               ------------------------------------------
this Agreement ENACT must:

               10.3.1 Comply with all requirements specified herein and the Specifications referenced above.

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                                                               CONFIDENTIAL

                       10.3.1.1 Any changes to the Specifications proposed by ENACT must be reviewed and approved in writing by LifeScan prior to implementation. LifeScan is under no obligation to approve any proposed change(s) to the Specifications.

                       10.3.1.2 All deviations from the Specifications must be reviewed and approved in writing by LifeScan prior to shipment of the affected Product. LifeScan is under no obligation to approve any requested deviation from the Specifications.

         10.4  Quality Improvements.  In order to improve yields and the overall
               --------------------
quality of the Products produced by ENACT, upon request of LifeScan, ENACT agrees to actively participate in LifeScan Program for Controlling a Process and to the extent applicable to request its manufacturing subcontractor to participate therein. This program will be presented by LifeScan to ENACT's representative(s) following notification to ENACT that LifeScan would like ENACT to participate. It consists of the following ten steps:

 1.  Process Flow Diagram
 2.  Failure Mode and Effects Analysis
 3.  Identify Critical "Nodes"
 4.  Identify Critical Measuring Gauges
 5.  Run Gaugeability Study
     (Gauges R & R)
 6.  Establish Gauge Control Chart
 7.  Set-up Data Collection
 8.  Components of Variance
 9.  Establish Control Charts
10.  Establish "Out of Control"  Procedures

   11.  Record Keeping.  LifeScan and ENACT respectively agree (and ENACT agrees
        --------------
to cause its manufacturing subcontractor) to maintain complete, clear and accurate records of information required by governmental agencies for a period of three years or as required by law, whichever is longer. Each party shall permit the other party to inspect, at such other party's own expense, records pertaining to the Reporter and Care Central Services to ensure compliance by the other party. Any such inspection shall be conducted during regular business hours and in such a manner as not to interfere with normal business activities of LifeScan and ENACT.

   12.  Intellectual Property.
        ---------------------

         12.1  Ownership.  Technology, including any know-how, copyrights and
               ---------
patents therein, developed hereunder solely by Enact (hereinafter "Enact Technology") shall belong solely to Enact. Technology, including any know-how, copyrights and patents therein, developed hereunder solely by LifeScan, or its Affiliates (hereinafter "LifeScan Technology"), shall belong solely to LifeScan. Technology, including any know-how, copyrights and patents therein, jointly developed hereunder by Enact and LifeScan, or its Affiliates, (hereinafter "Joint Technology") shall be jointly owned by Enact and LifeScan. The parties agree to advise each other in advance if either of them believes they are likely to develop technology jointly, or if either is aware that they have developed Joint Technology in order to determine whether the parties desire such potential or existing Joint Technology to be governed by the provisions of this Section
12.1 or to negotiate a separate agreement with respect thereto. For avoidance of doubt, in the absence of such an agreement in writing, the terms of this Section shall govern. In particular, if the parties reach agreement to incorporate the ENACT Interface into any LifeScan Diabetes System, they intend

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                                                               CONFIDENTIAL
that ENACT will have no ownership rights in the Diabetes System and that LifeScan shall have no ownership rights in the ENACT Interface.

         For Joint Technology, the parties shall work together to prepare a mutually acceptable protection strategy and shall jointly hire outside professionals to prepare and file patent applications, copyright registrations or other filings necessary to protect the technology, and shall share jointly in the expenses associated with such protection. If the parties cannot mutually agree upon a protection strategy, or a party holding title to an invention, copyright or other intellectual property refuses to participate in the filing, prosecution or maintenance of a patent, copyright registration or other appropriate protection thereto, in any country, the other party shall have the right to file, continue the prosecution of, or maintain such patent application, patent, copyright registration or other protection in such country at its sole expense and to have the entire right and title to such patent application, patent, copyright registration or other intellectual property in such country assigned to it.

         12.2  Report Formats.  The parties agree that they shall jointly own
               --------------
the report formats developed for the delivery of Care Central Services for diabetes under this Agreement. Each party hereby assigns and agrees to assign to the other party an undivided co-equal interest in all Intellectual Property Rights in such report formats developed in the course of this Agreement. ENACT agrees to file for copyrights for such formats. Each party shall retain sole ownership of any rights in works pre-existing the date of this Agreement.

         12.3  Reservation of Rights.  All rights not expressly granted herein
               ---------------------
are reserved to the owner, and no other licenses are granted herein, by implication, estoppel or otherwise. Specifically, nothing in this Agreement shall either expressly or by implication, estoppel or otherwise give either party any license to the other party's Patent Rights not explicitly granted herein.

         12.4  Notices.  Each party agrees to mark products that it provides to
               -------
the other party and/or to others, under this Agreement, with appropriate notice of any patents that cover the Products. Each party agrees to retain and not remove any patent, copyright, trademark and other proprietary rights notices which are on the products or documents received from the other party. LifeScan will have final approval of any report forms for use with the Products and Services.

   13.  Trademarks.
        ----------

         13.1  Use of Marks on Products.  The Reporters and report forms and
               ------------------------
other documentation for the Care Central Services provided by ENACT to LifeScan and its End Users shall contain the ENACT name and trade/service marks ("ENACT Marks"), as selected from time to time by ENACT, along with LifeScan's name and trade/service marks or those of LifeScan's Affiliates ("LifeScan Marks"), as selected from time to time by LifeScan.

         13.2  Use of Marks in Marketing by LifeScan.  LifeScan agrees to
               -------------------------------------
include references to ENACT as the source of the Reporters and Care Central Services provided by

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                                                               CONFIDENTIAL

ENACT in LifeScan's marketing and promotional materials therefor. ENACT hereby grants LifeScan a nonexclusive, non-transferable license to use the ENACT Marks for such purposes subject to such reasonable guidelines on usage of the ENACT Marks as ENACT may provide to LifeScan from time to time.

         13.3  Use of Marks in Marketing by ENACT.  ENACT agrees to include
               ----------------------------------
references to LifeScan Marks in ENACT's marketing and promotional materials for Reporters and Care Central Services to be used with LifeScan's Diabetes Systems. LifeScan hereby grants ENACT a nonexclusive, non-transferable license to use the LifeScan Marks for such purposes subject to such reasonable guidelines on usage of the LifeScan Marks as LifeScan may provide to ENACT from time to time.

         13.4  Approval for Use of Marks.  Each party agrees to obtain the prior
               -------------------------
written approval of the other party for any marketing or promotional materials which use the other party's Marks.

    14.  Term, Termination and Renewal.
         -----------------------------

         14.1  Term.  The initial term of this Agreement shall be from the date
               ----
of execution through December 31, 2000. After such initial term, the Agreement may be renewed for successive one year terms upon the written agreement of the Parties, provided that LifeScan has met the number of Exclusive Minimums for each year as listed in Exhibit E.
                       ---------

         14.2  Termination.
               -----------

               14.2.1  By ENACT.  ENACT may terminate this Agreement upon ten
                       --------
(10) days written notice to LifeScan upon the occurrence of any of the following:

                       14.2.1.1 LifeScan has materially breached one or more of its obligations under this Agreement, including the failure to pay any amounts owed under this Agreement when due, if such breach is not cured within sixty
(60) days after receipt of written notice thereof; or

                       14.2.1.2 LifeScan has failed to commercially launch Products and Services by January 31, 1998 through no fault of ENACT.

               14.2.2  By LifeScan.  LifeScan may terminate this Agreement upon
                       -----------
ten (10) days written notice to ENACT upon the occurrence of any of the following:

                       14.2.2.1 ENACT has materially breached one or more of its obligations under this Agreement if such breach is not cured within sixty
(60) days after receipt of written notice thereof; or

                       14.2.2.2 ENACT has failed to deliver Reporters and Care Central Services meeting the Specifications in Exhibits C and D by December 31,
                                               ----------------
1997.

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                                                               CONFIDENTIAL

               14.2.3  By Either Party. ENACT or LifeScan may immediately
                       ---------------
terminate this Agreement after giving written notice (i) if the other party becomes insolvent, or (ii) if the other party shall have a receiver appointed over the whole or any part of its assets.

         14.3  Rights Upon Termination by ENACT.  In addition to all rights
               --------------------------------
provided under law, upon termination of this Agreement by ENACT pursuant to
Section 14.2.1:

               14.3.1 LifeScan's appointment as a distributor for the Products and Services shall immediately terminate.

               14.3.2 Except as set forth in Section 14.3.4, LifeScan shall immediately cease promoting and distributing Products and Services and shall discontinue all representations that it is an authorized ENACT representative or distributor.

               14.3.3 LifeScan shall not be entitled to any compensation, damages, or payments in respect of goodwill or otherwise or for any damages on account of prospective profits or anticipated sales, and LifeScan shall not be entitled to reimbursement in any amount for any training, advertising, market development, investments, leases or other costs that shall have been expended, in the event of such termination of this Agreement by ENACT. LifeScan hereby waives its rights under applicable laws for any such compensation, reimbursement, or damages.

               14.3.4 Provided that LifeScan is not offering products and services that are competitive with Products and Services at that time, ENACT shall, at its option, permit LifeScan to sell its inventory and/or purchase such inventory from LifeScan and refund LifeScan's cost. ENACT shall take reasonable efforts to minimize any further costs.

               14.3.5  ENACT will continue for a period of no less than two
(2) years from the date of termination to provide Care Central Services to persons who were End Users at the date of termination at the then current prices for such Care Central Services.

         14.4  Rights Upon Termination by LifeScan.  In addition to all rights
               -----------------------------------
provided under law, upon termination of this Agreement by LifeScan pursuant to
Section 14.2.2:

               14.4.1 LifeScan may terminate all outstanding purchase orders, including the Initial Purchase Order.

               14.4.2 Notwithstanding the foregoing Section 14.4.1, LifeScan shall pay for all Reporters shipped by ENACT to LifeScan pursuant to LifeScan purchase orders before the date of termination, in accordance with the terms hereof.

               14.4.3  ENACT will continue for a period of no less than two
(2) years from the date of termination to provide Care Central Services to persons who were End Users at the date of termination at the then current prices for such Care Central Services.

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                                                               CONFIDENTIAL

               14.4.4 LifeScan shall take reasonable efforts to minimize further costs.

    15.  Warranty; Disclaimer; Consequential Damages; Limitation of Liability.
         --------------------------------------------------------------------

         15.1  Product Warranty to LifeScan.
               ----------------------------

               15.1.1 (a) For a period of twelve (12) months after delivery of a Reporter to LifeScan, ENACT warrants the Reporter shall be free of defects in materials and workmanship, and will conform to the Specifications listed in Exhibit C. Notwithstanding the foregoing, the warranties provided by ENACT do
---------
not apply to any Reporter that has been altered, repaired (other than by ENACT), or which has been subjected to abuse, misuse, misapplication or negligence of a person other than ENACT or an agent of ENACT, or accident or disaster, or that has been damaged due to the failure to return the Reporter in its original or a functionally equivalent shipping container.

               15.1.2 LifeScan shall obtain a return material authorization number from ENACT (which shall not be unreasonably withheld or delayed by ENACT) before returning Reporters and shall include such number on the shipping label therefor. All freight and insurance for the return of Nonconforming Reporters will be paid by ENACT. Defective Reports shall be repaired or replaced at ENACT's election. If ENACT can not repair or replace such Reporter within 30 days after receipt from LifeScan, LifeScan shall at its request be credited or reimbursed based upon the current per unit invoice price for Reporters sold to LifeScan. The foregoing is LifeScan's sole and exclusive remedy for breach of the warranty in this Section 15.1 except for LifeScan's rights under Sections 17.1 and 17.2.

         15.2  Services Warranty.  ENACT warrants to LifeScan that the
               -----------------
transmission interface from the Reporter to Care Central and from Care Central to health care providers or End Users will conform to generally accepted analog telephone and data transmission standards, and will not require equipment different than other standard data transmission devices. ENACT does not warrant that End User equipment (such as End User facsimile devices) will perform properly or that the quality of the telephone connection will be adequate or that access to the database will be uninterrupted. If ENACT fails to provide to an End User access meeting the requirements of this warranty, LifeScan shall be entitled to a refund of Reporter and Service fees for such End User. The foregoing is LifeScan's sole and exclusive remedy for breach of the warranty in this Section 15.2 except for LifeScan's rights under Sections 17.1 and 17.2.

         15.3  Recalls.  In the event either party believes or is notified that
               --------
a recall, product withdrawal, or field correction to the Reporter may be necessary and/or appropriate, such party shall notify LifeScan's Vice President of Quality Assurance and ENACT's President, at the addresses set forth on page one of this Agreement, of its belief, and the parties shall cooperate with each other in determining the necessity and nature of appropriate action. In the event any governmental agency having jurisdiction shall request or order, or if LifeScan in its reasonable judgment shall determine to undertake, any corrective action with respect to the Reporters supplied hereunder, including any recall, customer notice, restriction, change, corrective action or market action or any change to the Reporters, and the cause or basis of such corrective action is

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                                                               CONFIDENTIAL
primarily attributable to a breach by ENACT of any of its warranties, guarantees, representations, obligations or covenants contained herein, then ENACT shall be liable, and shall reimburse LifeScan for the reasonable costs of such action including the cost of any Reporter affected thereby whether or not such particular Reporter shall be established to be in breach of any warranty by ENACT hereunder.

         15.4  Representations and Warranties of ENACT; Audit Rights.
               ------------------------------------------------------

               15.4.1 ENACT represents and warrants to LifeScan that all Products and Services supplied in connection with this Agreement shall be of merchantable quality, and free from defects in material and workmanship and shall be manufactured and provided by ENACT (i) in accordance and conformity with the Specifications and in compliance with this Agreement and (ii) in compliance with all applicable federal, state or municipal statutes, laws, rules or regulations, including those relating to the environment, food or drugs and occupational health and safety. Without limiting the foregoing, ENACT represents and warrants that it shall comply or cause its suppliers to comply with all present and future statutes, laws, ordinances and regulations relating to the manufacture, assembly and supply of the Products being provided hereunder, including, without limitation, those enforced by the United States Food and Drug Administration (including compliance with current good manufacturing practices) and International Standards Organization Rules 9,000 et seq. ENACT further represents and warrants to LifeScan that the performance of its obligations under this Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under its Articles of Incorporation or by-laws or any agreement, contract, commitment or obligation to which ENACT or any of its Affiliates is a party or by which it is bound.

               15.4.2 LifeScan shall have the right, upon reasonable notice to ENACT and during regular business hours, to inspect and audit the facilities being used by ENACT for production of the Products and Services or cause its suppliers to permit such inspection and audit to assure compliance by ENACT and its suppliers with applicable rules and regulations and with other provisions of this Agreement and to determine ENACT's raw materials and manufacturing costs in connection with the Products and Services. Such inspections will be limited to no more than one (1) inspection during any twelve (12) consecutive month period, with follow-up as requested LifeScan, unless otherwise agreed by ENACT. ENACT shall within thirty days remedy any deficiencies which may be noted in any such audit, and the failure by ENACT to remedy any such deficiencies within such thirty day period shall be deemed as material breach of this Agreement. ENACT acknowledges that the provisions of this paragraph granting LifeScan certain audit rights shall in no way relieve ENACT of any of its obligations under this Agreement, nor shall such provisions require LifeScan to conduct any such audits.

         15.5  Limitation and Disclaimer.  EXCEPT FOR THE EXPRESS WARRANTIES SET
               -------------------------
FORTH IN THIS SECTION 15, ENACT MAKES NO OTHER WARRANTIES RELATING TO THE PRODUCTS OR SERVICES, EXPRESS, IMPLIED OR STATUTORY, AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

--------------------------------------------------------------------------------
                                                               CONFIDENTIAL

    16.  Limitation of Liability; Waiver and Consequential Damages.  NEITHER
         ---------------------------------------------------------
PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SUCH OTHER PARTY'S INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, EVEN IF PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR AVOIDANCE OF DOUBT, THE FOREGOING SHALL NOT RELIEVE EITHER PARTY OF ANY OF ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 17 TO THE EXTENT RELATED TO THE INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) OF THIRD PARTIES OTHER THAN ANY AFFILIATE OF A PARTY HERETO.

    17.  Indemnification.
         ---------------

         17.1  Intellectual Property.  At LifeScan's election, ENACT shall save,
               ---------------------
defend, indemnify and hold harmless LifeScan and its affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, "LifeScan Indemnities") from and against any and all claims, losses, damages, judgments, costs, awards, expenses (including reasonable attorney's fees) and liabilities of every kind, including, without limitation, reimbursement for inventory of Reporters which LifeScan is unable or unwilling to sell because of such claim (collectively, "Losses") arising out of or resulting from any claim, suit, action or proceeding of which ENACT shall have received notice based upon an assertion of infringement of any Intellectual Property Rights in the Territory by the Reporter and/or Care Central Services. LifeScan shall cooperate with ENACT in the defense of any such action. ENACT shall use counsel that is reasonably acceptable to LifeScan. Alternatively, LifeScan may elect to defend itself against any such claims in lieu of any indemnification by ENACT under this Section 17.1 in which case ENACT shall be entitled to maintain its own defense at its own expense. Notwithstanding any other provision of this Agreement to the contrary or any firm purchase order that may have been issued pursuant to this Agreement, LifeScan shall be under no obligation to purchase any Reporters or pay for any Care Central Services if LifeScan has a reasonable basis to believe such product or service may infringe upon the rights of any third party and the minimums set forth in Exhibit H shall
                                                                 ---------
be adjusted accordingly. ENACT may, at ENACT's choice, negotiate a license with any third party or replace the Product with non-infringing product; if the foregoing are not commercially reasonable, ENACT may take back the infringing Products from LifeScan or from such LifeScan customers as may be willing to return Products) and refund the price paid therefor as well as any payments made by LifeScan pursuant to Section 2.3.3. THE FOREGOING STATES LIFESCAN'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

         17.2  ENACT Indemnity.  At LifeScan's election, ENACT shall save,
               ---------------
defend, indemnify and hold harmless each of the LifeScan Indemnities from and against any and all Losses arising out of or resulting from (i) any breach by ENACT of any of its warranties, guarantees, representations, obligations or covenants contained herein, (ii) ENACT's negligence or misrepresentation in the conduct of the activities to be performed by ENACT under this

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                                                               CONFIDENTIAL

Agreement or (iii) the acts or omissions of ENACT, its employees, agents, representatives, subcontractors or invitees. LifeScan shall cooperate with ENACT in the defense of any such action. ENACT shall use counsel that is reasonably acceptable to LifeScan. Alternatively, LifeScan may elect to defend itself against any such claims in lieu of any indemnification by ENACT under this
Section 17.2 in which case ENACT shall be entitled to maintain its own defense at its own expense.

         17.3  LifeScan Indemnity.  At ENACT's election, LifeScan shall save,
               ------------------
defend, indemnify and hold harmless ENACT and its affiliates and their respective officers, directors, employees, agents, successors and assigns (collectively, "ENACT Indemnities") from and against any and all Losses, arising out of or resulting from (i) LifeScan's negligence or misrepresentation in the conduct of the activities to be performed by LifeScan under this Agreement,
(ii) the acts or omissions of LifeScan, its employees, agents, representatives, subcontractors or invitees, or (iii) any breach of this Agreement by LifeScan, its employees, agents, representatives, subcontractors or invitees. LifeScan shall be solely responsible for any claims, warranties or representations made to LifeScan's customers by LifeScan or LifeScan's employees or agents which differ from the warranty provided in writing by ENACT, and LifeScan shall defend and indemnify ENACT Indemnities from any such different claims, warranties and/or representations. ENACT shall cooperate with LifeScan in the defense of any such action. LifeScan shall use counsel that is reasonably acceptable to ENACT (which shall be deemed to include in-house counsel of LifeScan or its parent, Johnson & Johnson). Alternatively, ENACT may elect to defend itself against any such claims in lieu of any indemnification by LifeScan under this
Section 17.3 in which case LifeScan shall be entitled to maintain its own defense at its own expense. LifeScan shall not be responsible for any compromise made without its written consent.

         17.4  General Obligations.  A party seeking indemnity hereunder shall
               -------------------
provide prompt written notice of and information regarding any matter as to which it intends to seek indemnity hereunder, but provided that the interests of the indemnifying party are not materially hindered thereby, providing of such notice shall not be a condition to indemnification. In no event will an indemnifying party be responsible for any compromise made without its written consent.

    18.  Confidential Information.
         ------------------------
         18.1  General.
               -------

               18.1.1 "Confidential Information" as used in this Agreement means that information of one party ("Disclosing Party") which is disclosed to the other party ("Receiving Party") pursuant to this Agreement and which, if in written form, is marked "Confidential". Any Confidential Information initially disclosed orally or visually will be identified as being confidential at the time of disclosure and confirmed in writing by the Disclosing Party within thirty (30) days of such disclosure.

               18.1.2 Each party agrees that all Confidential Information received from the other party under this Agreement shall be maintained in confidence for a period of five (5) years from the Effective Date of this Agreement, and the Receiving Party agrees to use such

--------------------------------------------------------------------------------
                                                               CONFIDENTIAL

Confidential Information only for purposes related to this Agreement. Each party shall use the same standard of care to protect the confidentiality of information received from the other party as it uses to protect its own confidential information, and shall limit disclosure of such information to those of its personnel and consultants who have an actual need to know and have a written obligation to protect the confidentiality of such information.

         18.1.3 Notwithstanding the preceding provisions of this Section 18.1, obligations regarding confidentiality and use of Confidential Information disclosed hereunder shall not include:

               18.1.3.1 information which, at the time of disclosure, was published, known publicly, or otherwise in the public domain,

               18.1.3.2 information which, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the Receiving Party

               18.1.3.3 information which, prior to the time of disclosure, is known to the Receiving Party or, after disclosure, is independently developed by the Receiving Party as evidenced by its written records; and

               18.1.3.4 information which, after disclosure, is made available to the Receiving Party in good faith by a third party who is under no obligation of confidentiality or secrecy

         18.2  No License.  Neither this Agreement nor any disclosure made
               ----------
hereunder by either party shall be deemed, by implication or otherwise, to vest in the Receiving Party any license or other ownership rights to or under any patents, know-how, or trade secrets.

         18.3  Return.  At any time upon the request of the Disclosing Party,
               ------
(a) the Confidential Information, including all copies (with the exception of a single copy thereof which may be kept by the Receiving Party to establish the extent of disclosure of Confidential Information by the disclosing Party) shall be returned to the Disclosing Party and (b) all other embodiments of the Confidential Information in the possession of the Receiving Party, including all copies and/or any other form or reproduction and/or description.

         18.4  Publicity.  Except to the extent required by law and for
               ---------
disclosure to each party's legal, accounting and financial advisors and investors subject to confidentiality obligations, neither party shall disclose the terms of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

    19.  Notices.  All notices permitted or required under this Agreement shall
         -------
be in writing and shall be delivered as follows with notice deemed given as indicated: by personal delivery when delivered personally; by overnight courier upon written verification of receipt; by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission; or by certified or

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                                                               CONFIDENTIAL
registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the addresses described below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section 19. All notices shall be sent to the attention of:

     LifeScan
     --------
     Attention:  President
     Address:    LifeScan, Inc.
                 1000 Gibraltar Drive
                 Milpitas, California  95035-6312
     Fax No.:    (408) 956-4701

     Copy to:    Johnson & Johnson
                 One Johnson & Johnson Plaza
                 New Brunswick, NJ  08933
                 Attention: Office of the General Counsel
     Fax No.:    (908) 524-2788

     ENACT
     -----
     Attention:  Matthew H. Sanders, President
     Address:    1975 West El Camino Real, Suite 306
                 Mountain View, CA, 94040
     Fax No.:    (415) 967-9223
     Copy to:    Chief Financial Officer

--------------------------------------------------------------------------------
                                                               CONFIDENTIAL

    20.  Force Majeure. Neither party shall be liable hereunder by reason of any
         -------------
failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of any cause beyond the reasonable control of such party including the following only to the extent beyond the reasonable control of such party: strikes, labor disputes, insurrection, fires, flood, explosions, acts of God, war, component shortages, governmental action or earthquakes. The party so affected shall give prompt notice to the other party of such cause and shall take reasonable steps as are necessary to relieve the effect of such cause as rapidly as practicable. Such non-performance will be excused for three months or until the termination of such cause (whichever occurs sooner). Such non-performing party shall exercise all reasonable efforts to eliminate the Force Majeure Event and to resume performance of its affected obligations as soon as practicable.

    21.  Waiver. The failure of either party to require performance by the other
         ------
party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

    22.  Severability.  In the event that any provision of this Agreement shall
         ------------
be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

    23.  Controlling Law.  This Agreement shall be governed by and construed and
         ---------------
interpreted in accordance with the laws of the State of California without regard to its conflicts of laws rules. The United Nations Convention on the International Sale of Goods shall have no application to this Agreement.

    24.  No Agency.  Nothing contained herein shall be construed as creating any
         ---------
agency, partnership, or other form of joint enterprise between the parties.

    25.  Survival.  Any and all provisions, promises and warranties contained
         --------
herein which by their nature or effect are required or intended to be observed, kept or performed after termination of this Agreement will survive the termination of this Agreement and remain binding upon and for the benefit of the parties hereto, including Sections 12, 14, 15, 16, 18, 23, 25, and 27.

    26.  Assignment.  Neither party may assign any rights or obligations under
         ----------
this Agreement, except (i) upon a reorganization for the purpose of changing the jurisdiction of incorporation or (ii) as otherwise subject to the restrictions provided in this Section 26. LifeScan may assign its rights and/or obligations under this Agreement to any Affiliate thereof provided that LifeScan shall remain liable for the assignee's performance under this Agreement.

         26.1 ENACT may assign this Agreement to the acquirer in a merger or in an acquisition of all or substantially all of the assets or of more than 40%, by voting power of the outstanding shares of ENACT (an "Acquisition"), subject during the Exclusive Period to the restrictions in this Section 26.

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                                                               CONFIDENTIAL

         26.1.1  [*]:

               26.1.1.1  [*].

               26.1.2  [*].

         26.1.2.1 The following provisions shall apply to any LifeScan Competitor that during the Exclusive Period consummates or enters into an agreement to consummate an Acquisition: (i) the LifeScan Competitor shall not be provided with any data received from End Users using LifeScan Diabetes Systems, (ii) the LifeScan Competitor must agree in writing as a condition to the consummation of an Acquisition to continue to provide Care Central Service to LifeScan for at least two years following such Acquisition on terms substantially similar to those provided by ENACT hereunder, and (iii) the LifeScan Competitor must agree in writing as a condition to the consummation of an Acquisition to provide to LifeScan all of the patient data and equipment (at reasonable cost) and software (under license) necessary for LifeScan to operate a Care Central System.

--------------------------------------------------------------------------------
                                                               CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               26.1.2.2 A "LifeScan Competitor" shall be any third party which the parties believe has revenues together with its Affiliates from drug or devices for diabetes in excess of [*] for its most recently ended fiscal year, and which, for avoidance of doubt include, without limitation, the following entities: [*] and any successor by merger or otherwise to the foregoing parties. The parties will cooperate to amend this list if another entity reasonably appears to have such revenues but no such amendment shall be effective until executed in writing.

    27.  Disputes.  Any and all disputes between the parties relating to this
         --------
Agreement shall be settled by binding arbitration at a mutually acceptable neutral location in Santa Clara, California. Such arbitration shall be conducted in accordance with the then current rules of the American Arbitration Association with a panel of three arbitrators. The arbitrators shall be selected from the National Panel of Arbitrators of the American Arbitration Association. Reasonable discovery as determined by the arbitrators shall apply to the arbitration proceeding. California law shall apply to the arbitration proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party in such arbitration shall be responsible for its own costs and expenses including attorney costs and expenses. The parties agree neither to request or seek to enforce any punitive or exemplary damages from the arbitrator and shall not be empowered to grant any such damages. The arbitrator shall issue written findings of fact and conclusions of law. Either party may appeal issues of law to the appropriate court in the State where the arbitration is held, including the application of law to the facts. From the date a party notifies the other party that it wishes to commence arbitration regarding any such dispute until such time as such dispute has been finally settled by arbitration, the running of the time periods set forth in this Agreement within which a party may cure a breach shall be suspended as to the subject matter of such dispute.

    28.  Entire Agreement.  This Agreement is the entire agreement between the
         ----------------
parties regarding its subject matter. It supersedes and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified unless done so in a writing signed by officers of both ENACT and LifeScan.


LifeScan, Inc.                        ENACT Health Management
                                      Systems

    /s/ Richard J. Wiesner                /s/ Matthew Sanders
By: ______________________________    By: ______________________________

                7-8-97                                7-8-97
Date: ____________________________    Date: ____________________________

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                                                               CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT A

                 Base Reporter and Care Central Service Pricing


Reporter (each)
     [*]                                        $[*]
     [*]                                        $[*]


Example Annual Enrollment Fee (per End User)       $[*]
     12 Send Calls
     Modem Access
     (Items (1) and (2) on Exhibit D)

Example Annual Enrollment Fee (per End User)       $[*]
     12 Send Calls
     12 FAX Reports
     Modem Access
     (Items (1), (2) and (3) on Exhibit D)


Other Available Care Central Services               [*]
     (Items (4) through (9) on Exhibit D)

     (a) Assumes individual purchase order of [*] or more Reporters

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                                 CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B

                          LifeScan Reporter Pilot List
                                 (Preliminary)


Customer                Application             Start/Finish         # End Users
--------                -----------             ------------         -----------

                       To Be Provided by August 1, 1997


--------------------------------------------------------------------------------
                                 CONFIDENTIAL

                                   EXHIBIT C


                                 Reporter(TM)

                       A Communications Accessory for the
              LifeScan OneTouch(R) II and the OneTouch(R) Profile


                             Product Specification
                                  Revision 1.3

                                    7/12/96

--------------------------------------------------------------------------------
                                 CONFIDENTIAL

GENERAL DESCRIPTION
Revision 1.3

[*]


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

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                                 CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
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                                 CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT D

                        Care Central Services- Examples


(1)  [*];

(2)  [*].

(3)  [*].

(4)  [*].

(5)  [*].

(6)  [*]

(7)  [*].

(8)  [*].

(9)  [*].

(10) [*].

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                                 CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT E


                                      [*]


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 EXHIBIT F

                        ENACT HEALTH MANAGEMENT SYSTEMS

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT


  THIS AGREEMENT (the "Agreement") is entered into and effective as of the ______ day of July 1997 by and between ENACT Health Management Systems, a California corporation (the "Company"), and Johnson & Johnson Development Corporation, a Delaware corporation (the "Purchaser").

  In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

  1.    Authorization and Sale of the Shares.
        ------------------------------------

        1.1  Authorization; Filing of Restated Articles of Incorporation. The
             -----------------------------------------------------------
Company has authorized the issuance and sale pursuant to the terms and conditions hereof of up to 250,000 shares of its Series D Preferred Stock, having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated Articles of Incorporation of the Company (the "Articles") a copy of which is attached hereto as Exhibit A, including, without limitation, an
                                    ---------
adjustment of the conversion ratio upon the closing of an initial public offering pursuant to Article III Section 4(e)(3) thereof.

        1.2  Issuance and Sale. Subject to the terms and conditions hereof, on
             -----------------
the Closing Date (as defined below), the Company will issue and sell to the Purchaser, and the Purchaser will purchase 250,000 shares of Series D Preferred Stock (the "Preferred Shares"), at a purchase price of $12.00 per share or an aggregate purchase price of $3,000,000.

  2.    Closing; Delivery.
        -----------------

        2.1  Closing Date.  The purchase and sale of the Preferred Shares to the
             ------------
Purchaser (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California 94301 on July ___, 1997 or such earlier date upon which the conditions set forth in Section 5 hereof are satisfied, or such other date as is acceptable to the Company and the Purchaser (the "Closing Date").

        2.2  Delivery.  Subject to the terms of this Agreement, at the Closing
             --------
the Company will deliver to Purchaser a stock certificate registered in the Purchaser's name representing the number of Preferred Shares purchased by the Purchaser at the Closing, and Purchaser will deliver to the Company payment for the Preferred Shares by check or wire transfer in the amount set forth in
Section 1.2 above.

  3.  Representations and Warranties of the Company. The Company hereby
      ---------------------------------------------
represents and warrants to Purchaser that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, which exceptions shall be deemed to be
                   ---------
representations and warranties as if made hereunder:

        3.1  Organization, Good Standing and Qualification.  The Company is a
             ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

        3.2  Capitalization.  At the Closing, the authorized capital stock of
             --------------
the Company will be 20,000,000 shares of common stock ("Common Stock") and 10,000,000 shares of preferred stock, of which 2,340,160 shares shall be designated Series A Preferred Stock, 220,385 shares shall be designated Series B Preferred Stock, 684,231 shares shall be designated Series C Preferred Stock and 550,746 shares shall be designated Series D Preferred Stock. At the Closing, 2,389,500 shares of the Common Stock, 2,325,960 shares of Series A Preferred Stock, 220,385 shares of Series B Preferred Stock and 381,024 shares of Series C Preferred Stock will be issued and outstanding. The Corporation has a reserve of 115,500 shares of Common Stock which may be issued to employees and consultants pursuant to Board-approved stock grants, stock purchase plans or stock option plans. In addition, on the Closing Date there will be issued and outstanding warrants to purchase an aggregate of 60,000 shares of Common Stock, warrants to purchase an aggregate of 131,419 shares of Series C Preferred Stock, options to purchase 712,000 shares of Common Stock, a convertible note for $1,000,000 which converts into 171,788 shares of Series C Preferred Stock and convertible notes for a total aggregate amount of $2,000,000 (of which $1,000,000 has been brought down) which will convert into securities sold in the next equity financing in excess of $10,000,000 at a per share conversion price equal to eighty percent (80%) of the per share price of the securities sold in such financing. Except as otherwise described in this Agreement, there are no outstanding rights, plans, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

        3.3  Financial Statements.  The Company has provided to the Purchaser
             --------------------
its unaudited financial statements as of and for the year-ended, December 31, 1996, including, in cash case, the rates thereto (the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of the Company as of the date thereof or for the period then ended, as the case may be.

        3.4  Subsidiaries.  The Company does not presently own or control,
             ------------
directly or indirectly, any interest in any other corporation, association, or other business entity.

        3.5  Authorization.
             -------------

            a)  Corporate Action. All corporate action on the part of the
                ----------------
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Preferred Shares being sold hereunder and the Common Stock issuable upon conversion of the Preferred Shares (the "Underlying Common Shares") has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

            b)  Valid Issuance. The Preferred Shares, when issued in compliance
                --------------
with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of any liens, encumbrances preemptive rights or rights of first refusal and will be issued in compliance with all Federal and state Securities laws; provided, however, that the Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws. The Underlying Common Shares have been duly and validly reserved for issuance. Upon conversion of the Preferred Shares into the Underlying Common Shares in conformity with the Articles, such Underlying Common Shares will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances preemptive rights or rights of first refusal caused or created by the Company and will be issued in compliance with all Federal and state securities laws.

        3.6  Governmental Consents.  No consent, approval, order or
             ---------------------
authorization of, or registration, qualification, designation, declaration or filing with any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the valid and lawful authorization, execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporation Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days after the sale of the Preferred Shares hereunder.

        3.7  Litigation.  There is no claim, action, suit, proceeding or
             ----------
investigation pending or currently threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        3.8  Patents and Trademarks.  The Company has or can obtain without
             ----------------------
material expense sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging, nor is the Company aware, to the best of its knowledge, if any, basis for such allegations that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company. Neither the execution nor delivery of this Agreement nor the carrying on of the Company's business by the employees of the Company will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees are now obligated. Each employee of and consultant to the Company with access to confidential or proprietary information has executed a proprietary information agreement obligating such employee or consultant to hold all such information in confidence. The Company does not believe, to the best of its knowledge, that it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

        3.9  Compliance with Other Instruments.  The Company is not in violation
             ---------------------------------
or default of any provisions of its Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state or local statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

        3.10  Tax Matters.
              -----------
           a) All taxes, including, without limitation, income, excise, property, sales, transfer, use, franchise, payroll, employees' income withholding and social security taxes imposed or assessed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Company, and all interest, penalties and additions thereon, whether disputed or not, have been paid in full; all tax returns or other documents required to be filed in connection therewith have been accurately prepared and duly and timely filed; and the Company is not the beneficiary of any extension of time within which to file any such returns. The Company has not been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, assessed or, to the best of its knowledge, proposed against it, and there is no basis for any such deficiency or claim. No issues have been raised (or are currently pending) by the Internal Revenue Service or any other taxing authority in connection with any of the returns and reports referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Company in connection therewith. The provisions for taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state, county and local taxes of the Company.

           b) To the best of the Company's knowledge, all elections and notices required by Section 83(b) of the Code and any analogous provisions of applicable state tax laws required to have been filed by the date of the Closing by all individuals who have purchased shares of Common Stock have been timely filed.

        3.11  Disclosure.  The Company has fully provided the Purchaser with all
              ----------
the information which the Purchaser has requested for deciding whether to purchase the Preferred Shares. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

        3.12  Title to Property and Assets.  The Company owns its property and
              ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not, in any case, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        3.13  Liabilities.  Except as listed on the Disclosure Schedule, the
              -----------
Company has no debts, obligations or liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, and (ii) obligations under contracts and commitments incurred in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

        3.14  Securities Laws.  Assuming that the Purchaser's representations
              ---------------
and warranties contained in Section 4 of this Agreement are true and correct, the offer, issuance and sale of the Preferred Shares and the underlying Common Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Preferred Shares or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Preferred Shares subject to the registration requirements of Section 5 of the Securities Act.

        3.15  Business.  The Company has complied in all material respects with
              --------
all Federal, state, local, or foreign laws, ordinances, regulations or orders applicable to the business of the Company as presently or previously conducted. The Company has all Federal, state, local and foreign governmental licenses and permits that are required for the conduct of its business presently or previously conducted by the Company where failure to obtain any such license or permit would be reasonably likely to have a material adverse effect on the business, operations, properties, assets (including intangible assets), liabilities (contingent or otherwise), financial condition or results of operations of the Company (collectively, a "Material Adverse Effect"), which licenses and permits are in full force and effect, and no violations are outstanding or uncured with respect to any such licenses or permits and no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any thereof.

        3.16  Brokerage.  There are no claims for brokerage commissions or
              ---------
finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Purchaser harmless against any damages incurred as a result of any such claim.

        3.17  Insurance.  The Company maintains in full force such types and
              ---------
amounts of insurance issued by issuers of recognized responsibility insuring the Company, with respect to its liability, workers' compensation, business and properties, in such amounts and against such losses and risks as are adequate against risks usually insured against by Persons (as hereinafter defined) operating similar businesses and properties.

        3.18  Environmental and Safety Laws.
              -----------------------------

           a) The Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below), including, without limitation, any Environmental Laws or orders of directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, where failure to so comply would be reasonably likely to have a Material Adverse Effect. The Company has not received any citation, directive, letter or communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), where failure to obtain such permits, licenses and approvals would be reasonably likely to have a Material Adverse Effect, and is in compliance with all such permits, licenses and approvals, where failure to so comply would be reasonably likely to have a Material Adverse Effect. The Company has not caused or allowed a release, or a threat of release, or any Hazardous Substance unto, at or near the Premises, and, to the best of the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et. seq., the
                                                                  --- ----
Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et.
                                                                           ----
seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901,
---
et. seq.  For purposes of this Agreement, the term "Hazardous Substance" shall
--- ---
include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

           b) The Company is in compliance with every applicable statute, law or regulation relating to occupational health and safety, where failure to so comply would be reasonably likely to have a Material Adverse Effect, and, to the best of the Company's knowledge, no material expenditures are required in order to comply with any such existing statute, law or regulation.

        3.19  Retirement Obligations; Unions
              ------------------------------
           a) The Company does not maintain nor is it a party to (or ever maintained or was a party to) any "employee welfare benefit plan," as defined in
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other written, unwritten, formal or informal plan or arrangement involving direct or indirect compensation other than workers' compensation, unemployment compensation and other government programs under which the Company has any present or future liability. The Company does not maintain nor is it a party to (or ever maintained or was a party to) any "employee pension benefit plan," as defined in Section 3(2) of ERISA, and the Company does not contribute to any "multiemployer plan" as defined in Section 3(37) or ERISA.

           b) The Company does not have any employees that are represented by a union. The Company is not a party to any collective bargaining agreement and, to the best of the Company's knowledge, no organizational efforts are presently being made with respect to any of its employees. The Purchaser will not incur through consummation of any of the transactions contemplated by the Agreement any liability in respect of employees of the Company or any of its employee benefit plans.

        3.20  Transactions with Affiliates.  No shareholder, officer or director
              ----------------------------
of the Company, nor any "Affiliate" or "Associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act (herein, a "Related Party")) is a party to any material transaction with the Company (except employment and consulting agreements), including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments to, any Related Party. No employee of the Company nor any Related Party is indebted in an amount greater than $20,000 to the Company and the Company is not indebted to any such employee or Related Party.

        3.21  Investment Company.  The Company is not an "investment company"
              ------------------
within the meaning of the Investment Company Act of 1940, as amended, and will not, as a result of the transactions contemplated hereby, become an "investment company."

        3.22  Registration Rights.  Except as set forth herein and in the
              -------------------
Amended and Restated Rights Agreement by and among the Company and certain investors dated August 29, 1995, as amended, (the "Rights Agreement") the Company is not under any contractual obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued.

        3.23  Agreements.  Except as listed on Schedule 3.23, the Company is not
              ----------
a party to any written or oral contract not made in the ordinary course of business and, whether or not made in the ordinary course of business, the Company is not a party to any written or oral (a) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements, (b) contract for the employment of any officer, employee or other person on a full-time basis or any contract with any person on a consulting basis, (c) bonus, pension, profit-sharing, retirement, stock purchase, stock option, insurance or similar plan, contract or understanding in effect with respect to any employees or officers,
(d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Company, (e) guaranty of any obligation for borrowed money or otherwise, (f) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned or controlled by any other party, (g) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company, (h) agreement or other commitment for capital expenditures in excess of $10,000, (i) contract, agreement or commitment under which the Company is obligated to pay any broker's fees, finder's fees or any such similar fees to any third party, (j) contract, agreement or commitment under which the Company has issued, or may become obligated to issue, any shares of capital stock of the Company, or any warrants, options, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock, (k) license or other agreement relating in whole or in part to patents, trademarks, trade names, service marks or copyrights (including any license or other agreement under which the Company has the right to use any of the same owned or held by a third party) or any agreement or obligation to assign rights in the same to any third party, or (l) any other contract, agreement, license, arrangement or understanding which is material to the operation of the business of the Company. The Company has furnished to the Purchaser true and correct copies of all such written agreements and other documents. Each agreement, contract, lease, license or commitment or instrument of the Company described in Schedule 3.23 (collectively, the

"Contracts") is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms. The Company has performed all material obligations required to be performed by it to date under the Contracts and it is not (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder, and, to the best knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder.

        3.24  Employees.  There are no controversies or labor troubles pending,
              ---------
or to the best knowledge of the Company, threatened between it and its employees. All key employees and officers of the Company have signed confidential disclosure agreements with the Company. To the best of the Company's knowledge: (a) no employee of the Company is in violation of any term of any employment contract, patent or other proprietary information disclosure agreement or any other contract or agreement relating to the right of any such employee to be employed by the Company, and the continued employment by the Company of its respective present employees will not result in any such violation; (b) no officer or key employee has any present intention of terminating his or her employment with the Company nor does the Company have any present intention of terminating any such employment; and (c) the Company has complied with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social securities taxes, unemployment insurance premiums or other similar obligations.

        3.25  Books and Records.  The minute books of the Company contain
              -----------------
complete and accurate records of all meetings and other corporate actions of the Company's shareholders, Board of Directors and all committees, if any, appointed by its Board of Directors. The Company's stock ledger, as maintained by its transfer agent is, to the best of the Company's knowledge, complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company. The books of accounts, ledgers, records and documents of the Company accurately and completely reflect all material information relating to its business, the nature, acquisition, maintenance, location and collection of its assets and the nature of all transactions giving rise to its obligations and its accounts receivable.

        3.26  Certain Regulatory Matters.  There are no unfulfilled outstanding
              --------------------------
agreements with or commitments to the United States Department of Health, Food and Drug Administration (the "FDA") or any other regulatory body of any kind of character with respect to any product sold by the Company (the "Products"); there are no adverse regulatory actions by the FDA or any other regulatory body (domestic or foreign) pending with respect to any Product; and the Company does not have any knowledge or information with respect to the initiation, pendency or threat by the FDA or other such regulatory body of any adverse regulatory action that could affect any of the Products.

        3.27  Voting Arrangements.  To the best of the Company's knowledge,
              -------------------
there are no outstanding shareholder agreements, voting trusts, proxies or other arrangements or understandings among the shareholders of the Company relating to the voting of their respective shares.

        3.28  Loans and Advances.  The Company does not have any outstanding
              ------------------
loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

        3.29  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.
              --------------------------------------------------------------
The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business consistent with past practice.

        3.30  U.S. Real Property Holding Corporation.  The Company is not now
              --------------------------------------
and has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897.2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.987-2(h) of such Regulations.

  4.    Representations and Warranties of the Purchaser and Restrictions on
        -------------------------------------------------------------------
Transfer Imposed by the Securities Act and the California Corporate Securities
------------------------------------------------------------------------------
Law of 1968 (the "California Law").
----------------------------------

        4.1  Representations and Warranties by the Purchaser.  The Purchaser
             -----------------------------------------------
represents and warrants to the Company as follows:

           a) The Preferred Shares and the Underlying Common Shares (collectively, the "Securities") will be acquired for the Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof.

           b) The Purchaser understands that the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, that the Company has no present intention of registering the Securities, that the Securities must be held by the Purchaser indefinitely, and that the Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. The Purchaser further understands that the Securities have not been qualified under the California Law by reason of their issuance in a transaction exempt from the qualification requirements of California Law, which exemptions depend upon, among other things, the bona fide nature of the Purchaser's investment intent expressed above.

           c) During the negotiation of the transactions contemplated herein, the Purchaser and its representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company, and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

           d) The Purchaser and its representatives have been solely responsible for the Purchaser's own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment; in taking any action or performing any role relative to the arranging of the proposed investment, the Purchaser has acted solely in its own interest, and neither the Purchaser nor any of its representatives has acted as an agent of the Company. Notwithstanding the foregoing, such due diligence investigation shall not limit the representations and warranties made by the Company in Section 3 hereof. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities pursuant to the terms of this Agreement and of protecting its interests in connection therewith.

           e) The Purchaser is able to bear the economic risk of the purchase of Securities pursuant to the terms of this Agreement.

           f) The Purchaser has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

           g) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement by Purchaser.

        4.2  Legends.  Each certificate or instrument representing the
             -------
Securities may be endorsed with legends in substantially the following forms:

           a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN THE RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION

WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT, OR
(II) IN COMPLIANCE WITH RULE 144 OR (III) IF THE HOLDER HEREOF PRESENT AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION."

"ADDITIONALLY, THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN CONDITIONS OF CO-SALE AND RIGHT OF FIRST REFUSAL AS CONTAINED IN CERTAIN AGREEMENTS BETWEEN THE COMPANY AND CERTAIN HOLDERS OF STOCK. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

           b) Any legends required by Sections 417 and 418 of the California Corporations Code.

           c) Any other legends required by California law or other applicable state securities laws.

The Company need not register a transfer of any Securities, and may also instruct its transfer agent not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

        4.3  Removal of Legends and Transfer Restrictions.
             --------------------------------------------

           a) Any legend endorsed on the Securities pursuant to Section 4.2(a) and the stop transfer instructions with respect to the Securities shall be removed and the Company shall issue a certificate or instrument without such legend to the holder thereof if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides the Company with an opinion of counsel for such holder reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

           b) Any legend endorsed on a certificate pursuant to Section 4.2(c) and the stop transfer instructions with respect to such Securities shall be removed upon receipt by the Company of an order of the California Department of Corporations or other appropriate state securities authority authorizing such removal, which order the Company shall seek in a timely manner in those circumstances in which such order is appropriate in the Company's reasonable opinion.

   5.   Conditions to Closing.
        ---------------------

        5.1  Conditions to Obligations of the Purchaser.  The obligation of
             ------------------------------------------
Purchaser to purchase the Securities at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by Purchaser:

           a) The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date; the Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

           b) The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement. The Company, the Holders of the Company's Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock and the Purchaser shall have entered into Amendment No. 2 to the Rights Agreement attached hereto as Exhibit C.
                   ---------

           c) The purchase of the Securities by the Purchaser hereunder shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

           d) The Articles shall have been filed with the California Secretary of State, and shall be in full force and effect at the Closing.

           e) The Company shall have delivered to Purchaser a Certificate, executed by the President of the Company, dated the Closing Date, certifying the fulfillment of the conditions specified in subsections (a), (b) and (d) of this
Section 5.1.

           f) The Purchaser shall have received from Gray, Cary, Ware & Freidenrich, counsel to the Company, an opinion addressed to it, dated the Closing Date, in the form of Exhibit D.

           g) The Development and Marketing Agreement of the even date herewith (the "Ancillary Agreement") shall have been executed and delivered by the Company.

           h) The Company shall have delivered to the Purchaser Good Standing Certificates from the California Secretary of State and Franchise Tax Board dated not more than ten (10) days prior to the Closing Date.

           i) The Company shall have delivered to Purchaser a Certificate of Incumbency, executed by the Secretary of the Comany, dated the Closing Date, certifying the incumbency of the Company's President.

        5.2  Conditions to the Company's Obligations.  The Company's obligation
             ---------------------------------------
to sell and issue the Securities at the Closing is subject to the fulfillment to the Company's satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

           a) The representations and warranties made by Purchaser herein shall be true and correct as of the Closing Date, with the same force and effect as if they had been made on and as of said date, and Purchaser shall have performed all obligations and conditions required to be performed or observed by it on or prior to the Closing Date.

           b) The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

           c) The purchase of the Securities by Purchaser hereunder shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

           d) The Articles shall have been filed with the California Secretary of State.

           e) The Ancillary Agreement shall have been executed and delivered by the Purchasers.

  6.    Covenants of the Company and Purchaser.  The Company hereby covenants
        --------------------------------------
and agrees as set forth in Sections 6.1 through 6.5. Purchaser hereby covenants and agrees as set forth in Section 6.6.

        6.1  Financial Information.
             ---------------------

           a)  Annual Financial Information. As soon as practicable after the
               ----------------------------
end of each fiscal year, and in any event within ninety (90) days thereafter, the Company will furnish to the Purchaser audited financial statements, including consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year.

           b)  Quarterly Reports. Furnish to the Purchaser, as soon as
               -----------------
practicable, and in any case within forty-five (45) days, after the end of each fiscal quarter, a written report on financial and operational highlights of such quarter, and an unaudited quarterly report, including a balance sheet, profit and loss statement, cash flow analysis, and comparison to year-earlier results and to projected results.

        6.2  Observer and Inspection Rights.  The Purchaser may have an observer
             ------------------------------
present at any meeting of the Board of Directors of the Company (the "Board"). Such observer will comply with such reasonable confidentiality procedures, including, without limitation, exclusion during certain portions of Board meetings to be determined by the Board, and execution of customary confidentiality agreements, as the Company may reasonably request. In addition, the Purchaser will have the right, at its expense, to visit the inspect any of the properties of the Company or any of its subsidiaries, to examine its books and records, and to discuss its affairs, financial condition and accounts with its officers, all at such reasonable times and as often as may reasonably be requested; provided, however, the that Company will not be obligated to provide any information that it reasonably considers to be a trade secret or to contain confidential information, absent execution and delivery by the Purchaser and its reviewing representatives of such customary confidentiality agreements as the Company may request.

        6.3  Insurance.  The Company shall maintain appropriate insurance on its
             ---------
business and properties, and the Company shall maintain key man insurance on Matthew Sanders, Chris Tacklind, Geoffrey Walne, Eitan Fenson and Gil Mott in the aggregate amount of $2,500,000. The Company shall also maintain insurance, in reasonably adequate amounts, to cover the risk of loss or damage to its material properties and other insurable assets. Insurance policies shall be renewed and approved by the Company's Board of Directors annually.

        6.4  Litigation, etc.  The Company shall provide Purchaser with notice
             ---------------
of material litigation, disputes and labor controversies as soon as practicable after the Company becomes aware of such litigation, disputes or labor controversies.

        6.5  Offering.  Subject in part to the accuracy of Purchaser's
             --------
representations and warranties set forth herein, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

        6.6  Confidentiality of Information. Purchaser agrees that any
             ------------------------------
information obtained by it pursuant to Sections 6.1 and 6.2 will not be disclosed to any person or entity without the prior written consent of the Company; provided however, that such consent shall not be unreasonably withheld and that, notwithstanding the foregoing, Purchaser may disclose such information without the prior written consent of the Company to its partners, shareholders, legal counsel, professional accountants, associates or employees in order to evaluate this investment and as may be necessary to continue to evaluate the Company. Purchaser agrees that any person receiving information from the Purchaser pursuant to Sections 6.1 and 6.2 shall agree to be bound by the provisions of this Section 6.6 or shall be otherwise bound by applicable ethical standards of confidentiality with respect to such information. Purchaser's obligations under this Section 6.6 shall not apply to any information which:

           a) was in the public domain at the time it was communicated to the Purchaser by the Company;

           b) entered the public domain subsequent to the time it was communicated to Purchaser through no fault of the Purchaser;

           c) was in the Purchaser's possession free of any obligation of confidence at the time it was communicated to the Purchaser by the Company;

           d) was rightfully communicated to Purchaser by a third party free of any obligation of confidence; or

           e) was disclosed by the Purchaser in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement.

        6.7  Termination of Covenants.  The covenants set forth in Sections 6.5
             ------------------------
through 6.8 shall terminate and be of no further force and effect upon (i) the closing of an underwritten public offering of the Company's securities registered under the Securities Act, or (ii) upon any merger, consolidation, asset transfer or share exchange as a result of which the shareholders of the Company immediately prior to such transaction shall own less than 50% of the voting securities of the surviving corporation.

  7.    Registration Rights.  Purchaser shall have registration rights as set
        -------------------
forth in the Rights Agreement.

  8.    Co-Sale Rights.  Purchaser is entitled to the rights under and is
        --------------
subject to the co-sale rights contained in the Rights Agreement.

  9.    Right of First Refusal Upon Issuance of Securities by the Company.
        -----------------------------------------------------------------
        9.1  Right of First Refusal.  The Company hereby grants to Purchaser the
             ----------------------
right of first refusal to purchase, pro rata, all or any part of New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the number of shares of Capital Stock then held by Purchaser bears to the sum of the total number of shares of Capital Stock then outstanding.

           a) The number of shares of "Capital Stock" then outstanding shall be calculated as follows: the sum of (x) the number of shares of Common Stock then outstanding and (y) the number of shares of Common Stock issuable upon, exercise or exchange of any obligations to issue shares of stock (whether warrants, options, stock purchase rights or otherwise) or upon conversion of any shares of stock of the Company.

           b) "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any securities issuable pursuant to any agreement or commitment to issue any of the foregoing.

           c) Except as set forth below, "New Securities" shall mean any Equity Securities, whether now authorized or not, and rights, options or warrants to purchase said Equity Securities. Notwithstanding the foregoing, "New Securities" does not include (i) up to 3,151,500 shares of Common Stock issued or issuable on or after the date of incorporation of the Corporation to officers, directors, employees or consultants of the Corporation pursuant to stock grants, stock purchase and stock option plans or other stock incentive programs, agreements or arrangements approved by the Board of Directors prior to June 30, 1996 such amount to increase by five percent (5%) on December 31, 1996 and annually on December 31 thereafter; (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its purchasers own not less than fifty-one (51%) percent of the voting power of the surviving or successor corporation; (iv) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been unanimously approved by the Board of Directors of the Company and issued in connection with an equipment lease or equipment financing; (v) stock issued pursuant to any rights or agreements including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 9 apply with respect to the initial sale or grant by the Company of such rights or agreements; or (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

           d) In the event the Company proposes to undertake an issuance of New Securities, it shall give Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Purchaser shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata share of such New Securities for the price and upon the applicable terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

           e) In the event Purchaser fails to exercise the right of first refusal within said thirty (30) day period, the Company shall have one-hundred-twenty (120) days following delivery to Purchaser of such notice to sell the New Securities not elected to be purchased by Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities within said one-hundred-twenty (120) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

           f) The right of first refusal granted under this Agreement shall expire upon the closing of the first firm commitment underwritten offering of the Company's securities to the public pursuant to an effective registration statement under the Securities Act.

           g) The right of first refusal hereunder may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of the Preferred Shares or securities issuable upon conversion thereof, or in exchange therefor, by Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 200,000 shares (appropriately adjusted for any stock split, stock dividend and recapitalizations). Notwithstanding the foregoing, such rights of first refusal may be assigned to any affiliate of Purchaser, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

  10.   Company's Right of First Refusal on Resale.  Before any of the
        ------------------------------------------
Securities registered in the name of the Purchaser may be sold or transferred (including transfer by operation of law) other than as set forth in Section 10.5 below, such shares (the "Transfer Shares") shall first be offered to the Company, which will have the right to purchase all, but not less than all, of the Transfer Shares proposed to be transferred ("Right of First Refusal"), in the following manner:

        10.1 Prior to any proposed transfer of the Transfer Shares, the Purchaser desiring a transfer shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "Proposed Transferee") and, if the transfer is voluntary, the proposed transfer price, and containing such information necessary to show the bona fide nature of the proposed transfer. In the event the Purchaser proposes to transfer any of the Securities to more than one (1) Proposed Transferee, the Purchaser shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by the Purchaser and contain a statement setting forth such Purchaser's bona fide intention to transfer the Transfer Shares. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares as reasonably determined by the Company and the Purchaser, provided however, that if the parties do not agree upon the fair market value of the Transfer Shares within ten (10) days (the "Valuation Period") after the receipt of the Transfer Notice by the Company the parties agree to abide by the determination of an investment banker selected as follows: the parties shall use good faith efforts to select a mutually agreeable investment banker within the Valuation Period, however if no such selection is made, the parties shall each name one investment bank of national reputation, and such two investment banks shall, within 5 business days of the end of the Valuation Period, select a third investment bank which shall then be solely responsible for determining the fair market value of the Transfer Shares. The investment bank selected by the parties shall independently review the value of the Transfer Shares and determine their fair market value within 5 business days of the selection of the investment bank, and the determination of such investment bank shall be final and binding upon the parties.

        10.2 The Company shall have the right to purchase all, but not less than all, of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Purchaser of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's ability to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Purchaser or issued by a person other than the Purchaser with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Purchaser shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option, with the consent of the Purchaser, of paying for the Transfer Shares by the cash equivalent of the consideration described in the Transfer Notice (the "Cash Equivalent") as reasonably determined by the Company and the Purchaser, provided however, that if the parties do not agree upon the Cash Equivalent within ten (10) days (the "Negotiation Period") after the Company provides notice of the exercise of the Right of First Refusal the parties agree to abide by the determination of an investment banker selected as follows: the parties shall use good faith efforts to select a mutually agreeable investment banker within the Negotiation Period, however if no such selection is made, the parties shall each name one investment bank of national reputation, and such two investment banks shall, within 5 business days of the end of the Negotiation Period, select a third investment bank which shall then be solely responsible for determining the Cash Equivalent. The investment bank selected by the parties shall independently review the value of the consideration and determine the Cash Equivalent within 5 business days of the selection of the investment bank, and the determination of such investment bank shall be final and binding upon the parties.

        10.3 If the Company fails to exercise the Right of First Refusal in full within the period specified in Section 10.2 above, the Purchaser may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than one hundred twenty (120) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Purchaser and the Proposed Transferee (in a form reasonably satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance by the Purchaser with the procedure described in this Section 10.

        10.4 All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interests subject to the provisions of this Section 10 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any Preferred Shares shall be void unless the provisions of this Section 10 are met.

        10.5 The Right of First Refusal shall not apply to any transfer or exchange of the Preferred Shares to affiliated companies of the Purchaser or to trusts for the benefit of the Purchaser or any affiliate company of the Purchaser or if such transfer is in connection with the direct or indirect sale or exchange by the shareholders of the Purchaser or the Company, as the case may be, of all or substantially all of the stock of the Company, or any merger, consolidation, asset transfer or share exchange of the Company, as the case may be, with any other corporation in which the shareholders of the Purchaser or the Company immediately prior to such transaction shall own less than 50% of the voting securities of the surviving corporation.

        10.6 The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Purchaser has attempted a transfer, to one (1) or more persons as may be selected by the Company.

        10.7 The other provisions of this Section 10 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect upon (i) the occurrence of a merger, consolidation, asset transfer or share exchange of the Company with any other corporation in which the shareholders of the Company immediately prior to such transaction shall own less than 50% of the voting securities of the surviving corporation, (ii) the closing of an underwritten public offering of the Company's securities registered under the Securities Act, or (iii) the Company first becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

  11.   Miscellaneous.
        -------------

        11.1  Waivers and Amendments.  Except as set forth in the Rights
              ----------------------
Agreement, with the written consent of the record or beneficial holders of more than 66-2/3% of the Preferred Shares issued pursuant to this Agreement (including any Underlying Common Shares or any and all securities obtained upon conversion of the Preferred Shares or exchange of the Preferred Shares or Underlying Common Shares), the obligation of the Company and the rights of the holders of the Preferred Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of Preferred Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the record or beneficial holders of all of the Preferred Shares. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.1. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record or beneficial holders of the Preferred Shares issued pursuant to this Agreement who have not previously consented thereto in writing.

        11.2  Governing Law.  This Agreement shall be governed in all respects
              -------------
by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

        11.3  Survival. The representations, warranties, covenants and
              --------
agreements made herein shall survive the execution of this Agreement and the closing of the transactions contemplated hereby.

        11.4  Successors and Assigns.  Except as otherwise expressly provided
              ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        11.5  Entire Agreement.  This Agreement, the exhibits to this Agreement
              ----------------
and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        11.6  Notices.  All notices which any party to this Agreement may be
              -------
required or may wish to give may be given by addressing them to the other party at the addresses set forth below by: (a) personal delivery, (b) by commercial overnight courier with written verification of actual receipt, (c) by registered or certified mail, or (d) by facsimile with receipt confirmed:

        If to Purchaser:        Johnson & Johnson Development Corporation
                                One Johnson & Johnson Plaza
                                New Brunswick, NJ  08933
                                Attention:  President

        With a Copy to:         Johnson & Johnson
                                One Johnson & Johnson Plaza
                                New Brunswick, NJ  08933
                                Attention:  Office of General Counsel

        If to Company:          ENACT Health Management Systems
                                1975 El Camino Real, Suite 306
                                Mountain View, CA  94040
                                Attention:  Matthew Sanders, President
                                Copy to:  Henry Evans, Chief Financial Officer

If so mailed or otherwise delivered, such notices shall be deemed and presumed to have been given on the earlier of the date of actual receipt or three (3) days after mailing or authorized form of delivery.

        11.7  Separability.  In case any provision of this Agreement shall be
              ------------
declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        11.8  Titles and Subtitles.  The titles of the sections and subsections
              --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        11.9  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        11.10  Delays or Omissions.  It is agreed that no delay or omission to
               -------------------
exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach or default under this Agreement, or any waiver on the Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                    ENACT Health Management Systems



                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                         COUNTERPART SIGNATURE PAGE TO
                        ENACT HEALTH MANAGEMENT SYSTEMS
                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT



                               PURCHASER:

                               Johnson & Johnson Development Corporation


                               By:______________________________________________

                               Name:____________________________________________

                               Title:___________________________________________

                                   EXHIBIT G

                                      [*]

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                                 CONFIDENTIAL

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.